Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

On July 27, 2025, Piedmont Natural Gas Company, Inc (the “Company”, "PNG", and “our”) entered into a purchase agreement (“Purchase Agreement”) with Spire, Inc., for the sale (the “Transaction”) of our Piedmont Tennessee business ("PNG TN") with expected proceeds of $2.48 billion, subject to closing adjustments, with proceeds due at closing. The Company completed the sale on March 31, 2026. The Transaction is considered significant to the Company and is therefore reflected in these unaudited Pro Forma Consolidated Financial Statements.

The unaudited Pro Forma Consolidated Financial Statements have been derived from the Company’s historical consolidated financial statements ("PNG Historical") and give effect to the Transaction. The following unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2025 reflects the Company’s results as if the Transaction had occurred as of January 1, 2025. The following unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2025 reflects the Company’s financial position as if the Transaction had occurred on December 31, 2025. The Transaction does not qualify as a discontinued operation as it does not represent a strategic shift that will have a major effect on the Company’s operations or financial results.

The unaudited Pro Forma Consolidated Financial Statements have been prepared based upon management’s estimates utilizing the best available information and are subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited Pro Forma Consolidated Financial Statements. They are not intended to be a complete representation of the Company’s financial position or results of operations had the Transaction occurred as of the period indicated. In addition, the unaudited Pro Forma Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Transaction and related transactions been completed on the date assumed. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes.

The unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

PIEDMONT NATURAL GAS COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

		Transaction Accounting Adjustments
(in millions)	PNG Historical	PNG TN	Notes	Other Adjustments	Notes	Pro Forma Balance
Operating Revenues
Regulated natural gas	$2,209	$(322)	(a)	$-		$1,887
Nonregulated natural gas and other	28	(4)	(a)	-		24
Total operating revenues	2,237	(326)	(a)	-		1,911
Operating Expenses
Cost of natural gas	784	(99)	(a)	-		685
Operation, maintenance and other	408	(31)	(a)	(13)	(k)	364
Depreciation and amortization	282	(36)	(a)	-		246
Property and other taxes	67	(11)	(a)	-		56
Total operating expenses	1,541	(177)	(a)	(13)		1,351
Gains on Sales of Other Assets and Other, net	-	-	(a)	693	(f)	693
Operating Income (Loss)	696	(149)	(a)	706		1,253
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	8	-	(a)	-		8
Other income and expenses, net	41	(4)	(a)	-		37
Total other income and expenses	49	(4)	(a)	-		45
Interest Expense	193	6	(a)	(22)	(g)	177
Income (Loss) Before Income Taxes	552	(159)	(a)	728		1,121
Income Tax Expense	112	-	(a)	122	(h)	234
Net Income (Loss) and Comprehensive (Loss) Income	$440	$(159)	(a)	$606		$887

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements, which are an integral part of these statements.

PIEDMONT NATURAL GAS COMPANY, INC.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2025

		Transaction Accounting Adjustments
(in millions)	PNG Historical	PNG TN	Notes	Other Adjustments	Notes	Pro Forma Balance
ASSETS
Current Assets
Cash and cash equivalents	$1	$-	(a)	$1,333	(b) (c) (e)	$1,334
Receivables (net of allowance for doubtful accounts of $6)	390	-	(a)	-		390
Receivables from affiliated companies	8	-	(a)	-		8
Inventory	77	-	(a)	-		77
Assets held for sale	109	(109)	(a)	-		-
Regulatory assets	106	-	(a)	-		106
Other	8	-	(a)	-		8
Total current assets	699	(109)	(a)	1,333		1,923
Property, Plant and Equipment
Cost	11,325	-	(a)	-		11,325
Accumulated depreciation and amortization	(2,168)	-	(a)	-		(2,168)
Net property, plant and equipment	9,157	-	(a)	-		9,157
Other Noncurrent Assets
Goodwill	39	-	(a)	-		39
Regulatory assets	350	-	(a)	-		350
Operating lease right-of-use assets, net	2	-	(a)	-		2
Investments in unconsolidated affiliates	76	-	(a)	-		76
Assets held for sale	1,864	(1,864)	(a)	-		-
Other	283	-	(a)	-		283
Total other noncurrent assets	2,614	(1,864)	(a)	-		750
Total Assets	$12,470	$(1,973)	(a)	$1,333		$11,830
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$286	$-	(a)	$-		$286
Accounts payable to affiliated companies	90	-	(a)	37	(j)	127
Notes payable to affiliated companies	609	-	(a)	(350)	(c)	259
Taxes accrued	106	-	(a)	-		106
Interest accrued	41	-	(a)	(22)	(g)	19
Current maturities of long-term debt	490	-	(a)	(450)	(c)	40
Liabilities associated with assets held for sale	66	(66)	(a)	-		-
Regulatory liabilities	20	-	(a)	-		20
Other	81	-	(a)	37	(d)	118
Total current liabilities	1,789	(66)	(a)	(748)		975
Long-Term Debt	3,761	-	(a)	-		3,761
Other Noncurrent Liabilities
Deferred income taxes	1,071	-	(a)	(169)	(e)	902
Asset retirement obligations	25	-	(a)	-		25
Regulatory liabilities	802	-	(a)	(9)	(e)	793
Operating lease liabilities	2	-	(a)	-		2
Accrued pension and other post-retirement benefit costs	7	-	(a)	-		7
Liabilities associated with assets held for sale	170	(170)	(a)	-		-
Other	89	-	(a)	-		89
Total other noncurrent liabilities	2,166	(170)	(a)	(178)		1,818
Commitments and Contingencies
Equity
Common Stock, no par value, 100 shares authorized and outstanding at 2025	1,635	-	(a)	-		1,635
Retained earnings	3,118	-	(a)	522	(i)	3,640
Total Piedmont Natural Gas Company, Inc. stockholder's equity	4,753	-	(a)	522		5,275
Noncontrolling interests	1	-	(a)	-		1
Total equity	4,754	-	(a)	522		5,276
Total Liabilities and Equity	$12,470	$(236)	(a)	$(404)		$11,830

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Transaction Accounting Adjustments to Pro Forma Consolidated Financial Statements:

(a) Adjustments represent the elimination of assets, liabilities, and results of operations of the Piedmont Tennessee business.

(b) Reflects $2.48 billion of estimated cash consideration from the disposal of the Piedmont Tennessee business less repayment of debt noted in (c) and estimated payment for taxes as noted in (e).

(c) Reflects cash used for repayment of the Company’s debt of $800 million. Unamortized debt expenses were immaterial.

(d) Reflects accrual for non-recurring costs of approximately $37 million incurred after December 31, 2025, to complete the Transaction. These costs primarily relate to transaction advisory and professional fees associated with the Transaction.

(e) Reflects estimated current Income tax accrued and Deferred tax expense due to the recognition of the taxable gain resulting from the Transaction. Adjustments include $347 million offset to cash representative of decrease in accumulated deferred income tax and taxes accrued.

(f) Reflects the estimated gain recognized from the Transaction. The estimated gain was computed by taking the total consideration of $2.48 billion, less the amount of net assets sold of $1.74 billion and $50 million estimated transaction costs associated with the Transaction. The actual gain will be calculated based on the net book value as of the closing of the Transaction and therefore could differ from the current estimate. The total consideration received is subject to customary post-closing adjustments.

(g) Reflects the elimination of the related Interest expense of $22 million for the twelve months ended December 31, 2025 to give effect to the repayment of debt.

(h) Reflects the income tax effect of the pro forma adjustments calculated using the applicable statutory tax rates in effect within the respective tax jurisdictions during the periods presented. The estimated federal and state statutory income tax rate is 24%.

(i) Amounts relate to adjustments to retained earnings due to gain on sale, tax impact of the gain on sale, interest expense, transaction costs, and corporate allocation costs.

(j) Adjustment to Accounts payable to affiliated companies of $37 million reflects corporate allocations for the proportionate share of corporate governance and other shared services costs, primarily related to shared support functions, office supplies, rent, as well as other third-party costs, indemnification coverages, and usage of shared office space.

(k) Reflects the reclassification of transaction costs of $13 million incurred prior to December 31, 2025, to offset the gain on sale.